                                                                    Exhibit 10.7



                                     LEASE

         This Lease entered into this 21st day of July, 1995, by and between 1st American Management Co., Inc., Receiver, pursuant to an Order of the Superior Court of Lake County, Indiana (hereinafter called "Landlord"), and International Knife & Saw, Inc., a Delaware Corporation (hereinafter called "Tenant").

                                  WITNESSETH:

         1. PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the terms and conditions set forth herein, the tract of land, together with the building and other improvements situated thereon consisting of approximately 18,465 square feet (the "Stipulated Square Footage"), located at 700 Chase Street, Gary, Indiana, and outlined in red on the Site Plan set forth on Exhibit "A" attached hereto and made a part hereof for all purposes ("Site Plan"). The leased premises is part of a building which was formerly known as the Budd Company Building and now commonly known as the Southeast Industrial Center.

         Said real property and the portion of the building and other improvements thereon are hereinafter referred to as the "Leased Premises".

         The Landlord shall provide the Tenant with twenty-five (25) exclusive parking spaces as shown on the Site Plan. The Landlord shall have the right to move and relocate said exclusive parking spaces at its sole discretion for comparable spaces. The Landlord shall not be required to police the exclusivity of said parking of the Tenant.

         2. TERM OF LEASE: The term of this Lease shall be for three (3) years commencing at 12:01 a.m. on the 1st day of September, 1995, and shall continue until midnight on the 31st day of August, 1998 (the "Initial Term"), unless extended pursuant to the terms herein or unless sooner terminated pursuant to the terms herein.

         3. ANNUAL RENT: Tenant shall pay to Landlord in lawful money of the United States at Landlord's address as designated herein, or to such other person and/or addresses as Landlord may from time to time designate in writing the following rent:

                                Rental Rate            Annual            Monthly
Year     From     To          Per Square Foot           Rent*             Rent
----     ----     --          ---------------           -----             ----
1        9/1/95   8/31/96           $ 3.15           $58,164.72        $4,847.06
2        9/1/96   8/31/97           $ 3.31           $61,073.04        $5,089.42
3        9/1/97   8/31/98           $ 3.47           $64,126.68        $5,343.89

---------
*Based upon 18,465 sq. ft., subject to adjustment per paragraph 3.1 of this Lease.

         3.1 Stipulated Square Footage. For the purpose of this Lease, the "Stipulated Square Footage" of the Leased Premises shall be 18,465 square feet. Notwithstanding anything to the contrary contained herein, in the event that the total number of square feet of the Leased Premises actually delivered to Tenant is less than 18,465 square feet or more than said amount, then "Stipulated Square Footage" shall be recomputed to reflect the actual square footage of the Leased Premises, the Rent and monthly installments of Rent specified in each of the above subsections, and all other additional charges required to be made by the Tenant to the Landlord as provided for in this Lease, shall be computed or recomputed on the basis of such actual square footage of the Leased Premises, and Tenant shall pay as Annual Rent and its pro rata share of the real estate taxes and other additional charges as provided for in this Lease on the amount of the Stipulated Square Footage as computed or recomputed.

         3.2 Time and Place of Payment of Rent. The Annual Rent and Monthly Rent shall be payable in advance on the first day of each calendar month during the term of this Lease in equal monthly installments (the "Monthly Rent"). Annual Rent and Monthly Rent shall be referred to herein as (the "Rent") unless otherwise specified. All Rent shall be payable without notice or demand and without any deduction, offset, or abatement to 1st American Management Co., Inc., Receiver, 450 Vale Park Road, Suite B, P.O. Box 1580, Valparaiso, Indiana 46383, or such other person or entity or at such other places as Landlord may designate in writing to Tenant from time to time.

4.       USE AND CONDITION:

         4.1 Use. The Leased Premises shall be primarily used and occupied for the grinding and sharpening of industrial knives and saws and related offices required thereof. No act shall be done in or about the Leased Premises that is unlawful or that will increase the rate of insurance for fire and extended coverage on the improvements comprising the Leased


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
Premises or on any property in the vicinity of the Leased Premises above that normally incurred by Landlord leasing property to businesses undertaking activities similar to Tenants. No act shall be done and no material shall be used in or about the Leased Premises which interferes with the use of adjacent property. Tenant shall not commit, or allow to be committed, any waste or any public or private nuisance or permit to be stored any environmentally hazardous wastes or radioactive materials, on the Leased Premises. Tenant shall, at Tenant's expense, comply promptly with all applicable federal, state, county and local statutes, ordinances, rules, regulations, orders, and laws, including OSHA, environmental, EPA, and fire-safety requirements and fire underwriting standards, relating to Tenant's use of the Leased Premises and shall keep and observe such reasonable rules and regulations as may be adopted and published by Landlord for the safety, care, cleanliness and benefit of the Leased premises, and for the preservation of good order therein. Tenant shall at all times use adequate ventilation/exhaust equipment and waste disposal equipment and procedures so as to comply with all applicable governmental and safety statutes, rules and regulations, and so as to prevent any interference with the use of property in the vicinity of the Leased Premises. Tenant warrants and represents that it shall not store, generate or dispose any hazardous waste, hazardous substances, toxic substances or related materials in or about the Leased


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
Premises, Southeast Industrial Center Common Area or the real property adjacent thereto except in absolute compliance with any and all applicable federal, state, county and local laws, statutes, regulations or other requirements. Landlord shall be provided with copies of any and all letters and documents required of Tenant by virtue of the aforementioned. If Tenant fails to comply with the requirements of this Section 4, Landlord shall be entitled to pursue any of the remedies provided in Section 5.5 or in Section 11.

         4.2 Condition of Leased Premises. Tenant has occupied the Premises under a previous Lease dated July 19, 1990, and Tenant hereby accepts the Leased Premises, "AS IS", "WHERE IS" and "WITH ALL FAULTS AND VIRTUES", relying exclusively upon its own inspection of the Leased Premises. Landlord warrants and represents that it is Receiver for the Premises with full right, title and authority to enter into and perform this Lease. Tenant hereby accepts the Leased Premises subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Leased Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Landlord represents and warrants that it has no knowledge and has received no notice of any violation regarding any law governing the use, storage or disposal of any hazardous waste, toxic substance or related materials in the Leased Premises, Southeast Industrial Center Common Area


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
or the real property adjacent thereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made by representation or warranty as to the suitability of the Leased Premises for the conduct or operations of Tenant's business.

         4.3.     Indemnification by Tenant:

                  (i) In no event shall Landlord be responsible to Tenant for any remediation of any Hazardous Substance or other environmental clean-up at the Premises resulting directly from use and occupancy of the Premises by Tenant, its employees, agents, customers, suppliers and the like.

                  (ii) If compliance with any Environmental Law becomes necessary to Premises due to any acts or omissions on the part of Tenant, then Tenant shall comply with such Environmental Law at Tenant's own expense, except to the extent attributable to Landlord or Landlord's employees, agents, customers, suppliers, or the like.

                  (iii} Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities, losses, damages and costs, foreseen and unforeseen, including without limitation counsel fees, engineering and other professional and expert fees, which Landlord may incur by reason of Tenant's breach of its obligations under this paragraph or breach of Tenant's representations under this paragraph.


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
5.       MAINTENANCE, REPAIRS AND ALTERATIONS:

         5.1 Tenant's Obligations. Except as provided in Sections 5.2 and 5.3 below, Tenant shall, during the term of this Lease, keep in good repair, replacement, maintenance, order and condition, the Leased Premises and every part thereof, including but not limited to the floors, plumbing, water lines, sewer lines, heating, electrical system, electrical substations, fire security system, windows, doors, overhead doors, dock doors, loading docks, fences and signs which are located in the Leased Premises. Landlord shall be responsible for maintaining and repairing the portions of the electrical system, heating system, water system, electrical substations, fences, fire security system, windows and sewer lines located outside the Leased Premises until each such system is modified to independently serve the Leased Premises. Thereafter, Tenant shall have complete responsibility for maintenance, repair and replacement of each such independent system or systems.

         5.2 Landlord's Obligations. The Landlord shall keep in good repair and maintenance the foundation, structure and roof of the Leased Premises, except if damage is caused by the negligence of the tenant, its employees, agents, subcontractors and workers. Landlord shall not be obligated to paint any exterior nor shall Landlord be required to maintain the interior surfaces or walls, windows, doors or any plate glass (interior or exterior). Tenant expressly waives


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
the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Leased Premises in good repair, maintenance, order and condition.

         5.3 Common Area Maintenance. The "Common Area" includes the real property, together with those portions of the Southeast Industrial Center, designated by Landlord from time to time for the common use of the Tenant with the users of other facilities in the vicinity of or adjacent to the Leased Premises, all of which shall be subject to the Landlord's sole management and control and shall be operated, maintained and repaired in such manner as Landlord, in its discretion, shall determine. Tenant agrees to pay in addition to Rent, Tenant's proportionate share of the cost of operation and administrative expenses as follows:

         Year     From     To               Monthly Expense
         ----     ----     --               ---------------

         1        6/1/95   7/31/96          $ 848.16
         2        6/1/96   7/31/97          $ 890.57
         3        6/1/97   7/31/98          $ 935.09

         Such payments shall be made monthly, in advance, and shall be paid in addition to Rent and shall be paid for such Common Area expenses which may be incurred by Landlord in its sole discretion. Tenant's first payment of Common Area costs shall be made on September 1, 1995.

         5.4 Surrender. On the last day of the Initial Term or any Option Term hereof, or on any sooner termination, Tenant



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
shall surrender the Leased Premises to Landlord in the same good condition as at the commencement of the Lease, broom clean, ordinary wear and tear and loss by fire, casualty, condemnation and acts of God excepted. Tenant shall repair any damage other than ordinary wear and tear to the Leased Premises occasioned by its use thereof, or by the removal of Tenant's additions, improvements, trade fixtures, furnishings and equipment pursuant to Section 5.6(c), which repair shall include the patching and filling of holes and repair of any and all damage caused by removal of same.

         5.5 Landlord's Rights. If Tenant fails to perform Tenant's obligations hereunder, Landlord may, but shall not be required to, enter upon the Leased Premises, after ten (10) days' prior written notice to Tenant, and perform the same and the costs thereof, together with interest thereon from the date of payment by Landlord at the lesser of the following: (a) The rate of three (3) points in addition to the prime or corporate rate charged by The First National Bank of Chicago, Chicago, Illinois, to its most credit-worthy corporate customers; or (b) the highest rate then permitted by law.

         5.6      Alterations and Additions.

                  (a) Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, make any alterations, improvements, or additions, in, on or about the Leased Premises, except for non-structural alterations not exceeding One thousand

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
         dollars ($1,000.00) in cost or place any signs on the Leased
         Premises and the Southeast Industrial Center. As a condition to giving such consent, Landlord may require Tenant to remove any such alterations, improvements, additions, signs or utility installations at the expiration of the term, and to restore the Leased Premises and sign placement areas to their prior condition. If Landlord does not notify Tenant at the time of giving such consent that Tenant will be required to remove such alteration, improvement, signs, addition or utility installation, then Landlord shall be deemed to have waived its right to have Tenant remove the same at the expiration of the term of this Lease.

                  (b) Before commencing any work relating to alterations, additions and improvements affecting the Leased Premises or signs, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Leased Premises such notices as Landlord reasonably deems necessary to protect the Leased Premises and Landlord from mechanics' liens, materialmen's liens or any other liens. In any event, Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Leased Premises. Tenant shall not permit any mechanics' or materialmen's liens to be levied against


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
         the Leased Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Leased Premises by or at the direction of Tenant.

                  (c) All alterations, improvements or additions which may be made on the Leased Premises at the cost of Tenant and Tenant's machinery, equipment and other trade fixtures and signs shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 5.4; provided that any alteration, improvement, additions, machinery, equipment or trade fixture or sign not removed on or prior to the last day on which this Lease is in effect shall become part of the Leased Premises and the property of Landlord, subject to the provisions of Section 11.2(c) below.

6.       INSURANCE; INDEMNITY:

         6.1 Liability. Tenant shall, at Tenant's sole cost and expense, obtain and keep in full force during the term of this Lease a policy of comprehensive general public liability (broad form) insurance issued by a company admitted to do business in the State of Indiana and insuring Tenant and Landlord against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises. Such insurance policy shall be in an amount or not less than Six


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
million dollars ($6,000,000.00). Landlord reserves the right to require Tenant to increase the limits as reasonably required by Landlord or Landlord's lender, upon thirty (30) days written notice to Tenant.

         Such insurance policies shall name Landlord as an additional insured and shall provide that they may not be canceled without thirty (30) days prior written notice to Landlord. Landlord, at its option, shall be furnished with copies of such insurance policies or certificates evidencing such insurance at least annually or such earlier time as Landlord may request in writing. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the sole cost and expense of Tenant as additional rent payable monthly pursuant to Section 5.5.

         6.2 Property Insurance. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance issued by a company authorized to engage in the insurance business in the State of Indiana, insuring all improvements comprising the Leased Premises and the entire Southeast Industrial Center in the amount for the full replacement value thereof against damage or destruction by any and all insurable perils pursuant to an extended coverage fire and extended insurance policy commonly referred to as an "All Risks" insurance policy. Tenant shall pay during the term of this Lease, in addition to Annual Rent, Tenant's proportionate share of the cost of such insurance as provided for in this Section 6.2. For the purpose of this Section 6.2, Tenant's proportionate share of the cost of such insurance shall be calculated by multiplying the total cost of such insurance by a fraction, the numerator of which shall be the Stipulated Square Footage of the Leased Premises and the denominator of which shall be 1,060,000 square feet representing the gross square footage of the Southeast Industrial Center. The cost of such insurance shall include any increased premiums, whether such premium increase shall be the result of the nature of Tenant's occupancy, any act or omission of Tenant, requirements of the holder of a mortgage or deed of trust covering the Leased Premises, increased valuation of the Premises, or any other cause except for increase due directly to other tenant's occupancy, act or omission which shall be paid by such other tenant or Landlord. Tenant shall pay any such premium amounts to Landlord within thirty (30) days after receipt by Tenant of a copy of the premium statement or other satisfactory evidence of the amount due from Tenant. Said insurance shall provide for the payment for loss thereunder to Landlord or the holder of a first mortgage or deed of trust on the Leased Premises and the Southeast Industrial Center.

         6.3 Insurance Policies. The Landlord or Tenant as the insuring party and as provided for herein shall deliver prior to possession to the other party copies of policies of such insurance or certificates of insurance evidencing the


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existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. If Tenant is the insuring party, Tenant shall, within thirty
(30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Section 6.3. Notwithstanding anything contained herein to the contrary, the amount and coverage of insurance required pursuant to Sections 6.1 and 6.2 shall be not less than the amount which shall be reasonably required from time to time by the holder of any mortgage or deed of trust to which this Lease is subject. Tenant shall forthwith, upon Landlord's demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance. If Landlord is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Leased Premises, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Any insurance required pursuant to Section 6 shall be through companies authorized to engage in the insurance business in the State of Indiana.

         6.4 Waiver of Subrogation. Tenant and Landlord each waives any and all rights of recovery that such party, or any party claiming by, through or under such party by subrogation or otherwise, may have against the other party, or against the officers, employees, agents and representatives of the other party, for loss of, or damage to, such waiving party or its property or the property of others under its control, as to any such loss or damage which is insured against (or should be insured against pursuant to the terms of this Lease) under any insurance policy in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

         6.5 Hold Harmless. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant's use of the Leased Premises and Common Area or from the conduct of its business or from any activity, work or things which may arise from or by Tenant or its agents, contractors, employees or invitees in or about the Leased Premises and Common Area and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the provision of this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees and from any and all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Leased Premises from any cause except to the extent attributable to the intentional misconduct or negligence of Landlord, or any of its agents, contractors, employees or invitees.

         6.6. Exemption of Landlord from Liability. Except as provided in
Section 6.5 with respect to the intentional misconduct or negligence of the Landlord, or any of its agents, contractors, employees or invitees, Landlord shall not be liable for injury to Tenant's business or for any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, agents, or customers, or any other person in or about the Leased Premises or Common Area; nor shall Landlord be liable for injury to Tenant's employees, agents, customers, or contractors, whether said damage or injury results from conditions arising upon the Leased Premises, Common Area, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible to or under the control of Landlord. Landlord shall not be liable for any damages arising from any


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act or neglect of any other person. Tenant hereby agrees to indemnify, hold harmless, and to defend Landlord from any and all claims which may arise as a result of use of the Common Areas by Tenant, Tenant's employees, agents, invitees, customers and contractors.

7.       DAMAGE OR DESTRUCTION:

         7.1 Damage. In the event the improvements on the Leased Premises are damaged or destroyed, partially or totally, from any cause whatsoever, whether or not such damage or destruction is covered by any insurance required to be maintained under Section 6, Landlord shall have the following options at Landlord's sole discretion:

                  (a) Landlord may, at Landlord's expense, repair or restore such damage or destruction as soon as reasonably possible and in such event Landlord shall commence repair or restoration within ninety (90) days of the date of such damage or destruction and diligently proceed with such repair or restoration until completed, and this Lease shall continue in full force and effect without any interruption whatsoever; provided that Rent and other amounts payable by Tenant shall proportionately abate until the Leased Premises are repaired or restored; or

                  (b) Landlord may elect not to repair or restore the Leased Premises, in which case this Lease shall automatically terminate. Landlord must give Tenant written notice of its election not to repair or restore


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
         within forty-five (45) days of the date of damage or destruction and, if not given, Landlord shall be deemed to have elected to repair or restore and in such event shall commence repair or restoration within ninety (90) days of the date of such damage and diligently proceed to completion. In such event, Rent and other amounts payable by Tenant shall proportionately abate until the Leased Premises are repaired or restored.

         7.2 Damage Near End of Term. If the Leased Premises are partially destroyed or damaged during the last year of the fourth option term of this Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

         7.3 Prorations. Upon termination of this Lease pursuant to this Article 7, a pro rata adjustment of rent based upon a thirty (30) day month shall be made.

         7.4 Obligation to Restore. Notwithstanding any provision to the contrary in this Lease, if the Leased Premises are damaged or destroyed, in whole or in part, and there are insurance proceeds available to the Landlord for repair or restoration of such damage or destruction, then the Landlord shall within ninety (90) days of such damage or destruction commence any repair or replacement work required as the result of such damage or destruction and shall


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
continuously and diligently proceed with such repair or replacement work until completed.

8.       REAL PROPERTY TAXES:

         8.1 Payment of Taxes. For each Lease Year of the term of this Lease, Tenant shall pay to Landlord Tenant's pro rata share of the Real Estate Taxes on the Southeast Industrial Center and payable in said Lease Year, as additional rent, promptly without demand, in an amount to be estimated by Landlord and, in the event Landlord is required under any mortgage covering part or all of the Leased Premises to escrow real estate taxes, Landlord may use the amount required to be so escrowed as the basis for its estimate, and to be adjusted at the end of each Lease Year based upon Landlord's actual cost. An amount equal to one-twelfth (1/12) of the Landlord's estimate of current Real Estate Taxes shall be paid in advance during the Term of the Lease on the first day of each calendar month and a proportionate sum for the partial month, if any, at the commencement and termination of the Lease Term. The Real Estate Tax payment shall consist of all items of cost and expense for Real Estate Taxes.

         8.2 Definition of Real Estate Taxes. As used herein, the term "Real Estate Taxes" shall include any form of special assessments, ad valorem real estate taxes, license fee, sewer tax, utility tax, water tax, trailer tax, levy, or tax related to the Leased Premises or Tenant's use thereof imposed by any authority having the direct or indirect power to tax,


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
including any city, county, state or federal government, or any school, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Leased Premises, Common Area, or in the real property of which the Leased Premises are a part, or as against Landlord's business of leasing the Leased Premises. Excluded from the meaning of Real Estate Taxes are income taxes and franchise taxes. Tenant shall not be responsible for any penalty or interest on the payment of delinquent Real Estate Taxes, except if caused by Tenant's failure to pay said Real Estate Taxes in a timely fashion as required herein. Tenant shall pay any and all charges and fees which may be imposed by the EPA, FDA or other similar government regulations or authorities for general governmental purposes which relate to the Tenant's occupancy and use of the Leased Premises.

         8.3 Joint Assessments. If the Leased Premises are not separately assessed, Tenant's liability shall be the Tenant's proportionate share of said Real Estate Taxes. For the purpose of this Section 8.3, Tenant's proportionate share of the Real Estate Taxes shall be calculated by multiplying the total cost of said Real Estate Taxes by a fraction, the numerator of which is the Stipulated Square Footage for the Leased Premises and the denominator of which shall be 1,060,000 square feet representing the gross square footage of the Southeast Industrial Center. Landlord shall provide the


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
Tenant, upon the Tenant's written request, with the calculation of the Tenant's proportionate share of said Real Estate Taxes as certified by the Landlord.

8.4      Personal Property Taxes.

                  (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises or elsewhere. Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

                  (b) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property as certified by one of the general partners of the Landlord following reasonable determination by Landlord.

         9. UTILITIES: Tenant shall timely pay when due all water, gas, sanitary sewer, heat, light, power, telephone and other utilities and services supplied to the Leased Premises, together with any taxes hereon. Gas and electricity provided to the Leased Premises shall be separately metered. If any other such services are not separately metered to Tenant, Tenant shall pay upon demand a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises on a fair and equitable basis. Tenant shall be entitled to a proportionate abatement of Rent to the extent and during the period of any material interruption with Tenant's use of the Leased Premises as a result of the failure of water or sewer service to the Leased Premises, the maintenance of which is not the responsibility of Tenant, which failure occurs for five (5) consecutive days or more. Landlord shall use its best efforts to remedy such material interruptions as quickly as is reasonably possible under the circumstances.

         Landlord retains an exclusive easement over, across, and under any and all portions of the Leased Premises for the purpose of installing, inspecting, maintaining, repairing, removing, or relocating any new or existing utility service located on or to be located on the Leased Premises. In the event that Landlord causes any work to be performed on utilities services located on the Leased Premises, Landlord will take reasonable steps to minimize interruption of such services and to insure that Tenant's business is not materially interrupted and shall restore any disturbed areas to a condition such that Tenant's use of the Leased Premises is not substantially and materially impaired. Except to the extent caused by act or omission of Tenant, Rent and other amounts payable by Tenant shall abate during the period of and to the extent the Leased Premises are rendered untenantable by any repairs, alterations or improvements made thereto or to the Southeast Industrial Center made by Landlord pursuant to this section.

10.      ASSIGNMENT AND SUBLETTING:

         10.1 Landlord's Consent Required. Tenant shall not assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Leased Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld if (i) such assignment or transfer is of Tenant's entire interest in the Leased Premises and (ii) Tenant provides to Landlord certification from a national certified public accounting firm (acceptable to Landlord) that the proposed assignee or transferee has a net worth of not less than Ten million dollars ($10,000,000.00). Any attempted assignment, transfer, mortgage, encumbrance or subletting shall be void. A merger or consolidation of Tenant with or into any other corporation shall not be deemed an assignment for purposes of this section. The Tenant shall not mortgage or encumber any part of Tenant's interest in this Lease or in the Leased Premises.

         10.2 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant from Tenant's obligation to pay the Rent, additional rent, or to perform all other obligations to be performed by Tenant hereunder for the term of this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

11.      DEFAULTS; REMEDIES:

         11.1 Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this

Lease by Tenant:

                  (a) The vacating for a period of forty-five (45) consecutive days or abandonment of the Leased Premises by Tenant.

                  (b) The failure by Tenant to make any payment of Rent, additional rent, or any other payment required to be made by Tenant hereunder, as and when due. Landlord agrees that Tenant shall not be in default under this subparagraph if said Rent is received by Landlord within five (5) days after the due date hereof as provided in this Lease.

                  (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said twenty

         (20) day period and thereafter diligently prosecutes such cure to completion.

                  (d) (i) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty [60]] days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

11.2 Remedies in Default. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

                  (a) Terminate Tenant's right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Leased Premises; expenses of reletting, including necessary renovation and alteration of the Leased Premises, reasonable attorneys' fees and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term at the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. If any installment of rent or other sum is not received by Landlord within five (5) days after the due date thereof as provided in this Lease, it shall bear interest from the date due at the lesser of the following: a) the rate of three (3) points in addition to the existing prime or corporate rate charged by The First National Bank of Chicago, Chicago, Illinois, to its most credit-worthy corporate customers; or b) the highest rate then permitted by law. In the event Tenant shall have abandoned the Leased Premises, Landlord shall have the option of (i) retaking possession of the Leased Premises and recovering from Tenant the amounts specified in this Section 11.2(a), or
(ii) proceeding under Section 11.2(b).

                  (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all or Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                  (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Indiana.

Landlord shall not have the right to enter the Leased Premises upon Tenant's default and prior to termination of this Lease to take possession of any goods, wares, equipment, furniture, machinery, trade fixture, sign, improvement, addition, alteration, or other Personal property of Tenant, but any such personal property not removed from the Leased Premises within twenty (20) days after the last day on which this Lease shall be effective following such default shall be deemed abandoned to Landlord.

         In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor in possession, or any trustee who may be appointed in the case

(the "Trustee") seeks to assume the Lease, then Tenant, or Trustee, if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five (25%) percent of the Rental and other charges due from the balance of the Lease Term of six (6) month's Rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligations under the Lease, and (B) Tenant, or Trustee, if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance for interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or comply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or "auction sale" in or from the Premises.

         11.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than twenty (20) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) days are required for performance then Landlord shall not be in default if Landlord commences performance within such twenty (20) day period and thereafter diligently prosecutes the same to completion.

         11.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Annual Rent, additional rent, and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of Rent, additional rent, or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after written notice from Landlord to Tenant that said amount is past due, then Tenant shall pay to Landlord a late charge equal to five (5%) percent of the overdue amount for each month or portion thereof that said amount is overdue. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         12. CONDEMNATION: If the Leased Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five (25%) percent of the floor area of the Leased Premises is taken by Condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession. For the purpose of this Section 12, if all means of ingress and egress to the Leased Premises are permanently taken under the power of eminent domain, then this Lease shall terminate as provided for in this Section 12.

         If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Leased Premises remaining, provided the rental shall be reduced in proportion to a fraction, the numerator of which shall be the remaining Stipulated Square Footage of the Leased Premises (after any such taking) and the denominator of which shall be Stipulated Square Footage of the Leased Premises before any such taking. In the event this Lease is not so terminated then Landlord agrees, at Landlord's sole cost, to undertake to restore the Leased Premises to a complete unit of like quality and character as existed prior to the Condemnation within ninety (90) days of the date of the taking and to diligently proceed with such restoration until completed. All awards for the taking of any part of the Leased Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property, and relocation expenses.

         13. STATEMENT OF TENANT: Tenant shall at such times as may be reasonably required and upon not less than ten (10) business days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit and other charges are paid in advance, if any, and (ii) acknowledging, if true, that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Leased Premises.

         Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's installment of Annual Rent has been paid in advance.

         If Landlord desires to finance or refinance the Leased Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as Tenant has available in its normal course of business (to be certified as true, correct and completed by the chief executive officer of Tenant) and as may be reasonably requested by such lender or Landlord. Such statements shall include the past three (3) years' financial statements of Tenant. All such financial statements shall be received by lender or Landlord in confidence and shall be used only for the purposes herein set forth.

         14. LANDLORD'S INTERESTS: The term "Landlord" as used herein shall mean 1st American Management Co., Inc., as Receiver, pursuant to Order of the Lake Superior Court, Room Number One, or the owner or owners at the time in question of the fee title. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective period of ownership.

         15. SEVERABILITY: The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision herein.

         16. SUBORDINATION: This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage(s), deed(s) of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Leased Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed or trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

         Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, that contains a non-disturbance clause reasonably satisfactory to Tenant and failure to do so within ten (10) business days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so.

         17. COST AND ATTORNEYS' FEES: If either party shall prevail in any action for relief against the other party, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or damages or possession of the Leased Premises, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements.

         18. NOTICES: All notices under this Lease shall be in writing and delivered in person to the persons listed below or sent, by registered or certified mail, return receipt requested, or by commercial courier service (return receipt requested), as follows:

If to Tenant:     International Knife and Saw, Inc.
                  1299 Cox Avenue
                  Erlanger, Kentucky 41018

If to Landlord:   John R. Marshall
                  1st American Management Co., Inc.
                  450 Vale Park Road, Suite B
                  P.O. Box 1580
                  Valparaiso, Indiana 46383

With copies to:   Vaughn Rasmussen
                  First Bank National Association
                  First Bank Place East-NPFE 0909
                  Minneapolis, Minnesota 55480

         19. HOLDING OVER: If Tenant remains in possession of the Leased Premises or any part thereof after the expiration of the term hereof with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of all charges, other than Rent, payable hereunder plus two times the last month's Rent and upon the terms hereof applicable to month-to-month tenancy.

         20. WAIVERS: No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         21. LANDLORD'S ACCESS: Landlord and Landlord's agent shall have the right to enter the Leased Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Leased Premises or to the building of which they are a part as Landlord may deemed necessary or desirable; provided, however, Landlord shall not unreasonably interfere with Tenant's use of the Leased Premises. Except to the extent caused by act or omission of Tenant, Rent and other amounts payable by Tenant shall abate during the period of and to the extent the Leased Premises are rendered untenantable by any repairs, alterations or improvements made thereto or to the Southeast Industrial Center by Landlord pursuant to this section. Landlord may at any time place on or about the Leased Premises any ordinary "For Sale" signs, and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Leased Premises any ordinary "For Sale of Lease" signs, all without rebate of rent or liability to Tenant.

         22. PERFORMANCE BOND: At any time Tenant either desires to or is required to make any repairs, alterations, additions, improvements or utility installation thereon, pursuant to Section 5 or otherwise, Landlord may at its sole option require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a lien and completion and performance bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure Landlord against liability for mechanics' and materialmen's liens and to insure completion of the work. The Tenant shall have the right at its sole option to deposit cash in lieu of the above-referenced completion and performance bond provided such cash is for the same stated amount.

         23. INTEREST ON PAST-DUE OBLIGATIONS: Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest from the due date at the lesser of the following:

(a) The rate of three (3) points in addition to the prime or corporate rate charged by The First National Bank of Chicago, Chicago, Illinois, to its most credit-worthy corporate customers; or (b) The highest rate then permitted by law.

         Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         24. TIME OF ESSENCE: Time is of the essence.

         25. CAPTIONS: Article, section and paragraph captions are not a part hereof.

         26. PRIOR AGREEMENTS; AMENDMENTS: This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

         27. CUMULATIVE REMEDIES: No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.

         28. COVENANTS AND CONDITIONS: Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         29. BINDING EFFECT; CHOICE OF LAW: Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of
Section 14, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state where the Leased Premises are located.

         30. MERGER: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

         31. CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         32. LIENS: Tenant shall have no authority, express or implied, to suffer, create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the Leased Premises for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and any such claim shall affect, and any such lien shall attached, if at all, only to the leasehold interest of the Tenant.

         33. SHORT FORM LEASE: This Lease shall not be recorded by Tenant. Tenant shall sign, execute and deliver to Landlord a short form lease of this Lease upon the furnishing of same to Tenant by the Landlord.

         34. BROKERAGE COMMISSION: Landlord hereby warrants to Tenant and Tenant hereby warrants to Landlord that no broker's commissions, finder's fees or like charges (hereinafter collectively called "Commissions") have been incurred in connection with this transaction by the parties so warranting herein. Landlord and Tenant further agree to give testimony in accordance with these warranties in case any action or proceeding shall be instituted by any purported broker, licensed or otherwise, or any other person claiming a CommiSSion in connection with this transaction. Landlord and Tenant hereby agree to indemnify and to hold each other harmless from any alleged claim for any Commission that may be claimed by any third-party through either of them against the other party.

         35. SECURITY DEPOSIT: Tenant has deposited with the Landlord the sum of Five thousand dollars (55,000.00) to be held by Landlord as security for Tenant's satisfactory performance of the terms, covenants and conditions of this Lease including the payment of Rent and all other amounts due hereunder. As long as the Tenant is not in default hereunder, any and all interest earned on the cash deposit referenced above shall inure to the exclusive benefit of the Tenant.

         Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent and any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease including any damages or deficiency in the reletting of the Leased Premises or other re-entry by Landlord.

         If Landlord uses, applies or retains the whole or any part of the security, Tenant shall replenish the security to its original sum after being notified by the Landlord of the amount due. Tenant shall be in default of this Lease if the amount due is not paid within the required time period.

         In the event that Tenant shall fully and faithfully comply with all the terms, covenants and conditions of this Lease, any part of the security not used or retained by Landlord shall be returned to Tenant after the termination of the Lease and after delivery of exclusive possession of the Leased Premises to Landlord.

         36. QUITE ENJOYMENT: So long as Tenant is not in default hereunder, Tenant shall peacefully and quietly have, hold and enjoy the Leased Premises during the full term of this Lease and any extension of renewal thereof.

         37. TERMINATION OF PRIOR LEASE: Upon the execution of this Lease, any previous Lease entered into by Tenant shall be null and void.

         38. LANDLORD'S LIABILITY: If Landlord shall be in default under this Lease, and as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of a right, title and interest of Landlord in either the Southeast Industrial Center as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord or any person or entity comprising Landlord other than its interest in the Southeast Industrial Center as herein expressly provided.

         39. NO TERMINATION OF LEASE: Rejection of this Lease by the Landlord or any Trustee of the Lessor pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. Section 365(h), shall not terminate this Lease. Tenant hereby waives any right to offset against Rent received which may be conferred under Section 365(h)(2) of the Bankruptcy Code, 11 U.S.C. Section 365(h)(z).

         If the rights of the Landlord or the Tenant under this Lease are at any time pledged, hypothecated, or otherwise subject to any mortgage, deed of trust, assignment of rents or other security instrument, and if the Landlord or any Trustee of the Landlord shall reject this Lease pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. Section 365(h)(a), the Tenant shall without further act or deed be deemed to have elected under Section 365(h)(1) of the Bankruptcy Code, 11 U.S.C. Section 365(h)(1) to remain in possession of the Leased Premises for the balance of the term hereof and shall have the right to exercise any one or more of the extension options provided for herein, and (b) any exercise or attempted exercise by the Tenant of a right to treat this Lease as terminated under Section 365(h)(1) of the Bankruptcy Code shall be void.

         For the purposes of Section 365(h) of the Bankruptcy Code, 11 U.S.C.
Section 365(h), the term "possession" shall mean the right to possession of the Leased Premises granted to Lessee under this Lease whether or not all or part of the Leased Premises has been subleased.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease on the date and year first above written.

LANDLORD,                                   TENANT,

1st American Management Co., Inc.           International Knife & Saw,
                                            Inc.

By:  /s/ John R. Marshall                   By:  /s/ Bruce D. Cameron
   ------------------------------              -----------------------------
   John R. Marshall, President                 Bruce Cameron, Gen. Mgr.
                                               IKS-Chicago Operation